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                                                        Exhibit 10.26




                          FOOTHILL CAPITAL CORPORATION
                      2450 Colorado Boulevard, Suite 3000W
                         Santa Monica, California 90404

                                 March 16, 2001

BA TECHNOLOGY I, LLC
c/o BancAmerica Capital Investors I, L.P.
100 N. Tyron Street, Suite 2500
Charlotte, NC  28255

GE CAPITAL EQUITY INVESTMENTS, INC.
120 Long Ridge Road
Stamford, CT  06927

 Re: Letter Agreement re Senior Subordinated Note and Warrant Purchase Agreement

Ladies and Gentlemen:

         This Letter Agreement (the "Agreement") is entered into in reference to, and as an amendment to, that certain Senior Subordinated Note and Warrant Purchase Agreement, dated as of December 31, 1999 (the "Note Purchase Agreement"), entered into among BA TECHNOLOGY I, LLC, a Delaware limited liability company ("BA"), GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation ("GE"), and INTERACT COMMERCE CORPORATION, a Delaware corporation, formerly known as SalesLogix Corporation ("Borrower"), and in reference to that certain Loan and Security Agreement, of even date herewith (the "Loan Agreement"), between FOOTHILL CAPITAL CORPORATION ("Foothill") and Borrower.

         As a condition to entering into the Loan Agreement, Foothill has required that BA and GE enter into this Agreement, and to induce Foothill to enter into the Loan Agreement, BA and GE have agreed to enter into this Agreement.

         1. The Borrower, BA, GE and Foothill hereby agree that notwithstanding any of the terms of the Note Purchase Agreement to the contrary, the definitions of "Change of Control" and "Senior Indebtedness" in Sections 1.01 and 11.01, respectively, of the Note Purchase Agreement each shall be deleted in its entirety and replaced with the following respective definitions:

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 40%, or more, of the Capital Stock of the Company having the right to vote for the election of
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BA Technology I, LLC
GE Capital Equity Investments, Inc.
March 16, 2001
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         members of the Board of Directors, or (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, or
         (c) the Company ceases to directly own and control 100% of the outstanding Capital Stock of each of its Subsidiaries extant as of March 16, 2001, other than by (i) merger of one or more Subsidiaries into the Company or a Subsidiary of the Company, so long as the Company is, or owns 100% of the Capital Stock of, the surviving entity (to the extent permitted under any agreement governing any Senior Indebtedness), or (ii) sale or transfer to any Person(s) of up to all of the assets or securities of Enact Incorporated, (to the extent permitted under any agreement governing any Senior Indebtedness).

                  "Senior Indebtedness" means the following obligations of the
         Company: (a) all principal, interest (including any Post-Petition Interest) and all other amounts outstanding under or in respect of any instrument evidencing the obligations of the Company under that Loan and Security Agreement, dated as of March 16, 2001 by and between the Company and Foothill Capital Corporation, to the extent that such obligations do not exceed $21,000,000 and (b) any and all refinancings, replacements or refundings of any of the amounts referred to in clause
         (a) above; provided, however, that the aggregate principal amount of Senior Indebtedness permitted under clause (a), and any refinancing, replacement or refunding thereof permitted under clause (b) (including the maximum amount of the aggregate commitments of the lenders to extend any revolving credit facility thereunder) shall not exceed at any time $20,000,000.

         2. The Borrower, BA and GE agree that the following definitions are hereby added to Section 1.01 of the Note Purchase Agreement in appropriate alphabetical position:

                  "Continuing Director" means (a) any member of the Board of Directors who was a director of the Company on March 16, 2001 (the "Measurement Date"), and (b) any individual who becomes a member of the Board of Directors after the Measurement Date if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Measurement Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of the Company (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.



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BA Technology I, LLC
GE Capital Equity Investments, Inc.
March 16, 2001
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                  "Permitted Holder" means any shareholder (and any Affiliate thereof) of the Company as of March 16, 2001 who has filed a form 13G or 13D with the Commission relating to such shareholder's ownership interests in the Company.

         3. The Borrower, BA, GE and Foothill agree that with respect to the Senior Indebtedness held by Foothill, "Senior Payment Default" as defined under the Note Purchase Agreement shall include any reimbursement or payment made by charging the Borrower's revolving loan account under the Loan Agreement which results in advances or loans outstanding in excess of the Borrower's loan availability under the Loan Agreement.

         4. Notwithstanding anything to the contrary in the Note Purchase Agreement or the Loan Agreement, the Borrower, BA, GE and Foothill agree that:

                  (a) Upon any Public Offering (as defined in the Note Purchase Agreement) or private placement of Capital Stock of the Borrower, then, in each case, all proceeds of such equity issuance that Borrower elects not to apply to repay the outstanding balance of the Senior Indebtedness shall be applied to prepay the Notes issued pursuant to the Note Purchase Agreement (the "Notes").

                  (b) Notwithstanding the provisions of Section 8.14 of the Loan Agreement, no Event of Default (as defined in the Loan Agreement) thereunder shall occur upon Borrower's receipt of a Mandatory Redemption Notice (as defined in the Loan Agreement) delivered as a result of or in connection with a Change of Control (as defined in the Loan Agreement) or a transaction or event described in Section 7.3 of the Loan Agreement as in effect on the date hereof, if Foothill has consented to, or waived its rights under the Loan Documents (as defined in the Loan Agreement) arising out of, such Change of Control, transaction or event in accordance with the provisions of the Loan Agreement as in effect on the date hereof.

                  (c) Notwithstanding anything to the contrary in the Loan Agreement or the Note Purchase Agreement, Foothill hereby consents to the payments described in Section 4(a) and any payments made pursuant to the Note Purchase Agreement in connection with the delivery of a Mandatory Redemption Notice described in Section 4(b).

         5. The Borrower, BA and GE agree that Section 9.06 (Dispositions of Assets) of the Note Purchase Agreement shall not prohibit any disposition permitted under Section 7.4 of the Loan Agreement or which is otherwise consented to in writing by Foothill, in its discretion; provided, that with respect to each such asset disposition that is not a Permitted Disposition (as defined in the Note Purchase Agreement) (a) the proceeds thereof shall be applied first to the outstanding balance of the Senior Indebtedness if so requested by Foothill, in its discretion, in accordance with the


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BA Technology I, LLC
GE Capital Equity Investments, Inc.
March 16, 2001
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provisions of the Loan Agreement and (b) all proceeds thereof not applied to repay the outstanding balance of the Senior Indebtedness shall be applied to prepay the Notes. Notwithstanding anything to the contrary in the Loan Agreement or the Note Purchase Agreement, Foothill hereby consents to the payments in the preceding clause (b).

         6. Notwithstanding anything in the Note Purchase Agreement to the contrary, the Borrower shall not make any optional prepayments of the Notes pursuant to Section 10.01 of the Note Purchase Agreement prior to the Maturity Date (as defined in the Loan Agreement), without the prior written consent of Foothill.

         7. With respect to all references in the Note Purchase Agreement to the "prior payment in full of the Senior Indebtedness" or to the prior payment of the Senior Indebtedness having been "duly provided for," including, without limitation, such references in Sections 11.02, 11.03(a) and 11.08, with respect to the Senior Indebtedness held by Foothill, payment in full, in immediately available funds (i.e., cash) shall be required and no other payment or consideration shall be deemed "payment in full" or "duly provided for" under the Note Purchase Agreement with respect to the Senior Indebtedness of Foothill.

         8. The Borrower and Foothill agree that no amendment shall be made, directly or indirectly, without the consent of the holders of the Notes:

                  (a) to the definitions of "Change of Control" or "Permitted Disposition" as set forth in the Loan Agreement as in effect on the date hereof;

                  (b) to Section 7.4 or Section 7.8 of the Loan Agreement as in effect on the date hereof, to the extent such amendment would be adverse to the holders of the Notes or more restrictive upon the Borrower;

                  (c) to any Loan Document (as defined in the Loan Agreement) that would increase the principal amount of the Borrower's obligations under the Loan Documents to be more than $20,000,000; or

                  (d) to extend (including any extension by waiver or consent) beyond November 30, 2004, the Maturity Date of the Borrower's Obligations (each, as defined in the Loan Agreement) under the Loan Agreement or any other Loan Document (as defined in the Loan Agreement).

         9. BA and GE acknowledge that the royalty payments payable by the Borrower pursuant to the ACT! License Agreement (as defined in the Loan Agreement), as in effect on the date hereof, are not "Indebtedness" for any purpose under the Note Purchase Agreement.



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BA Technology I, LLC
GE Capital Equity Investments, Inc.
March 16, 2001
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         10. To the extent any provisions of the Loan Agreement or Note Purchase
Agreement conflict with those of this Agreement, the terms of this Agreement shall control. In the event that any provision of the Loan Agreement, as now in effect or hereafter amended, conflicts with any provision of Section 10 of the Note Purchase Agreement, as and to the extent amended by this Agreement, the provisions of Section 10 of the Note Purchase Agreement as and to the extent so amended shall govern, and the Loan Agreement shall be so interpreted. Except as expressly set forth herein, all provisions of the Note Purchase Agreement shall remain unmodified and shall continue in full force and effect. This Agreement shall bind and inure to the benefit of Foothill, BA and GE, and their successors and assigns, including any lender or other financier that may refinance the indebtedness of Borrower to Foothill and any other holder of the Notes issued under the Note Purchase Agreement. The provisions in this Agreement are intended solely to apply to the relative rights of the holders of the Notes and the holders of Senior Indebtedness (as defined in the Note Purchase Agreement) and shall not impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal, interest and other amounts to be paid pursuant to the Loan Documents (as defined in the Loan Agreement), the Notes and the Note Purchase Agreement (as amended hereby).




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BA Technology I, LLC
GE Capital Equity Investments, Inc.
March 16, 2001
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         Please indicate your acceptance and agreement to the foregoing by execution below.

                                            Very truly yours,

                                            FOOTHILL CAPITAL CORPORATION

                                            By: /s/ Rhonda R. Foreman
                                                -------------------------------

                                            Title: Senior Vice President
                                                   ----------------------------

ACCEPTED AND AGREED:

INTERACT COMMERCE CORPORATION


By: /s/ Michael C. Drexler
   --------------------------------
Name:   Michael C. Drexler
     ------------------------------
Title:  Vice President-Finance
      -----------------------------



BA TECHNOLOGY I, LLC


By: /s/ Ann B. Hayes
   --------------------------------
        Ann B. Hayes
        Manager



GE CAPITAL EQUITY INVESTMENTS, INC.


By: /s/ Paul Gelburd
   --------------------------------
Name:   Paul Gelburd
     ------------------------------

Title:  Managing Director
      -----------------------------



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